EXHIBIT 10.2

                              TERMINATION AGREEMENT

      TERMINATION AND RELEASE AGREEMENT, dated as of July 12, 2004 (this "Agreement"), between AMCO TRANSPORT HOLDINGS, INC., a Delaware corporation ("AMCO") and BESTWAY COACH EXPRESS, INC., a New York corporation ("Bestway").

                                   BACKGROUND

      The parties desire to terminate that certain share exchange agreement, dated June 28, 2002, among AMCO, Bestway and the shareholders of Bestway, as amended by Amendment No. 1 thereto, dated July 24, 2002 and Amendment No. 2 thereto, dated November 13, 2002 (such agreement as so amended, the "Share Exchange Agreement"). Pursuant to Section 13.11 of the Share Exchange Agreement, the board of directors of Bestway and AMCO by separate written consents, dated as of the date of this Agreement, unanimously resolved to terminate the Share Exchange Agreement as of the date hereof through this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for such other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. TERMINATION AND RELEASE. The Share Exchange Agreement is hereby terminated and of no further force and effect. In consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each party hereto hereby releases and forever discharges the other party hereto, its officers, directors, employees, agents and representatives from any and all claims, liabilities, suits and damages arising or in any way related to the Share Exchange Agreement and agrees not to commence any such suit or make any such claim against the other party, its officers, directors, employees, agents or representatives. Each party hereto represents and warrants to the other party that he has not made any such claim or suit prior to the date hereof.

      2. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. No changes, modifications, or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision hereof is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that these terms and conditions shall otherwise remain in full force and effect and enforceable. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Neither party may assign its rights or delegate its duties under this Agreement without the express prior written consent of the other party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.



                                            AMCO:

                                            AMCO TRANSPORT HOLDINGS, INC.

                                            By: /S/ WILSON CHENG
                                                -----------------------
                                                Wilson Cheng, President


                                            BESTWAY:

                                            BESTWAY COACH EXPRESS, INC.

                                            By: /S/ WILSON CHENG
                                                -----------------------
                                                Wilson Cheng, President